Exhibit 3.8

State of Delaware Secretary of State Division of Corporations Delivered 08:05 AM 10/31/2012 FILED 08:05 AM 10/31/2012 SRV 121176109 – 3869529 FILE

STATE OF DELAWARE

CERTIFICATE OF TERMINATION OF THE

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF FORMATION

OF

PBM NUTRITIONALS, LLC

The undersigned, being an authorized officer of PBM Nutritionals, LLC, a Delaware limited liability company (the “Company”), for the purpose of terminating the amendment to the Certificate of Formation, under the provisions and subject to the requirements of the State of Delaware Limited Liability Company Act Section 18-206(o), states as follows:

1.	The name of the limited liability company is PBM Nutritionals, LLC.

2.	A Certificate of Amendment to the Certificate of Formation was filed on October 4, 2012 for the purpose of changing the name of the Company to Perrigo Nutritionals, LLC effective January 1, 2013.

3.	The Certificate of Amendment is hereby terminated.

4.	The name of the Company shall remain PBM Nutritionals, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Termination as of October 29, 2012.

PBM NUTRITIONALS, LLC

By:	/s/ Todd W. Kingma

Name:	Todd W. Kingma
Its:	Secretary

8679580

State of Delaware Secretary of State Division of Corporations Delivered 01:51 PM 10/04/2012 FILED 01:51 PM 10/04/2012 SRV 121100004 – 3869529 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF FORMATION

OF

PBM NUTRITIONALS, LLC

The undersigned, being an authorized officer of PBM Nutritionals, LLC, a Delaware limited liability company (the “Company”), for the purpose of amending the Certificate of Formation, under the provisions and subject to the requirements of the State of Delaware Limited Liability Company Act Section 18-202, states as follows:

1. The name of the limited liability company is PBM Nutritionals, LLC.

2. The First Article of the Certificate of Formation of the Company is hereby amended as follows:

FIRST: The name of the limited liability company is: Perrigo Nutritionals, LLC.

3. The effective date of the name change is January 1, 2013.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of October 4, 2012.

PBM NUTRITIONALS, LLC

By:	/s/ Todd W. Kingma
Name:	Todd W. Kingma
Its:	Secretary

State of Delaware Secretary of State Division of Corporations Delivered 03:10 PM 08/03/2005 FILED 02:29 PM 08/03/2005 SRV 050639818 – 3869529 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: PBM Nutritionals LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: PBM Nutritionals, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 3rd day of August, A.D. 2005.

By:	/s/ Scott F. Jamison
Authorized Person(s)

Name:	Scott F. Jamison
Print or Type

CERTIFICATE of FORMATION

of

PBM NUTRITIONALS LLC

UNDER TITLE 6, CHAPTER 18, DELAWARE LIMITED LIABILITY COMPANY ACT, OF THE DELAWARE STATUTES

First:	The name of the limited liability company is:

PBM NUTRITIONALS LLC

Second:	The address of its registered office in the State of Delaware is 2711 Centerville Road Suite 400, in the City of Wilmington, DE 19808. The name of its Registered agent at such address is Corporation Service Company.

Signed on: October 19, 2004.

BY:	/s/ STEVEN M. GOLDMAN
STEVEN M. GOLDMAN, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:58 PM 10/19/2004
842739	FILED 03:32 PM 10/19/2004
SRV 040753917 – 3869529 FILE